UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Integrity Applications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0668934
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

102 Ha’Avoda Street
P.O. Box 432
Ashkelon, Israel		L3 78100
(Address of principal executive offices)		(Zip Code)

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Integrity Applications, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus constituting part of the Registrant’s registration statement on Form S-1 (Registration No. 333-176415), initially filed with the United States Securities and Exchange Commission on August 22, 2011, as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation of Integrity Applications, Inc. (1)
3.2	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (1)
3.2	Bylaws of Integrity Applications, Inc. (1)

(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as filed with the SEC on August 22, 2011.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTEGRITY APPLICATIONS, INC.

Date: August 14, 2012	By:	/s/ Avner Gal
Avner Gal
Chairman of the Board
and Chief Executive Officer